UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2021

THE ALKALINE WATER COMPANY INC.

Exact name of registrant as specified in its charter)

Nevada	001-38754	EIN 99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8541 E. Anderson Drive, Suite 100
Scottsdale, Arizona 85255
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	WTER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Sales Agreement

On February 22, 2021, we entered into a sales agreement (the "Sales Agreement") with Roth Capital Partners, LLC, as sales agent (the "Agent"), pursuant to which we may offer and sell, from time to time, through or to the Agent, as sales agent and/or principal (the "Offering") up to $20,000,000 in shares of our common stock. Any shares of our common stock offered and sold in the Offering will be issued pursuant to our Registration Statement on Form S-3 (File No. 333-229428) filed with the Securities and Exchange Commission (the "SEC") on January 30, 2019 and declared effective on February 15, 2019 (the "Form S-3"), the base prospectus dated February 15, 2019 filed with the SEC on February 26, 2019 and the prospectus supplement dated February 22, 2021 filed with the SEC on February 22, 2021 relating to the Offering.

Subject to the terms and conditions of the Sales Agreement, the Agent agreed to use its commercially reasonable efforts to sell the shares from time to time, based upon our instructions. Under the Sales Agreement, the Agent may sell the shares by any method permitted by law deemed to be an "at the market offering" as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

We have no obligation to sell any of the shares, and may at any time suspend offers under the Sales Agreement. The Offering will terminate upon (a) the election of the Agent upon the occurrence of certain adverse events, (b) five days' advance notice from one party to the other, or (c) the sale of all of the shares specified in the Sales Agreement.

Under the terms of the Sales Agreement, the Agent will be entitled to a commission at a fixed rate of 3.0% of the gross proceeds from each sale of the shares under the Sales Agreement. We will also reimburse the Agent for certain expenses incurred in connection with the Sales Agreement, and agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

We currently intend to use the net proceeds from the Offering for general corporate purposes, which may include repayment of indebtedness, increasing our working capital or capital expenditures.

A copy of the Sales Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The Sales Agreement contains representations, warranties and covenants of our company and the Agent that are customary for transactions of this type. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Clark Wilson LLP relating to the legality of the shares in the Offering is filed as Exhibit 5.1 of this current report on Form 8-K.

This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares, nor shall there be any offer, solicitation or sale of the shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to expectations regarding the Offering and the expected use of proceeds from the Offering. The risks and uncertainties involved include our ability to satisfy certain conditions to closing on a timely basis or at all, market conditions, and other risks detailed from time to time in our periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on our company's current expectations and assumptions and speak only as of the date of this current report on Form 8-K. We do not intend to revise or update any forward-looking statement in this current report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

1.1	Sales Agreement, dated as of February 22, 2021, by and between The Alkaline Water Company Inc. and Roth Capital Partners, LLC.*

5.1	Opinion of Clark Wilson LLP.

23.1	Consent of Clark Wilson LLP (included in Exhibit 5.1).

* Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Richard A. Wright

Richard A. Wright

President, Chief Executive Officer and Director

February 22, 2021